As filed with the Securities and Exchange Commission on June 10, 2008

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

_____________________________________________

ARROW FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK

250 Glen Street

   22-2448962

(State or other jurisdiction of

Glens Falls, New York 12801

(I.R.S. Employer

incorporation or organization)

Telephone:  (518) 745-1000

Identification No.)

(Address of Principal Executive Offices)

ARROW FINANCIAL CORPORATION DIRECTORS' STOCK PLAN

(Full title of the plan)

THOMAS L. HOY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

ARROW FINANCIAL CORPORATION

250 GLEN STREET

GLENS FALLS, NEW YORK  12801

Telephone:  (518) 745-1000

(Name, address and telephone numbers,

including area code, of agent for service)

Copy to:

THOMAS B. KINSOCK, ESQ.

Thompson Coburn LLP

One US Bank Plaza

St. Louis, Missouri  63101

Telephone:  (314) 552-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐

Accelerated filer X

Non-accelerated filer ☐

Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee(3)
Common Stock, par value $1.00 per share	300,000(1)	$21.88	$6,564,000	$257.97

(1)

Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.   Represents the maximum number of shares of Common Stock available for issuance under the Arrow Financial Corporation 2008 Long-Term Incentive Plan.

(2)

Estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and (h), based upon the average of the high and low sale prices of common stock, $1.00 par value, of the Registrant as reported on the Nasdaq Global Select Market on June 4, 2008.

(3)

The registration fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: 0.00393% of $6,564,000, the Proposed Maximum Aggregate Offering Price of the shares of stock registered hereby.

The Registrant hereby files this Registration Statement on Form S-8 to register three hundred thousand (300,000) shares of the Registrant’s Common Stock, $1.00 par value, for sale to participants under the Arrow Financial Corporation 2008 Long-Term Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated herein by reference:

(a)

Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)

All other reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year ended December 31, 2007; and

(c)

The description of the Registrant's common stock which is contained in the Registration Statement filed by the Registrant under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

Item 4.  Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Sections 721-726 of the New York Business Corporation Law generally provide for or permit a corporation to indemnify the directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

The Registrant's Certificate of Incorporation provides that directors and officers of the Registrant shall be indemnified, to the fullest extent permitted by the Business Corporation Law, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by them in connection with actions to which they are, or are threatened to be made, parties.  If a director or officer is not successful in the defense of an action, he is entitled to indemnification, under the Registrant's Certificate of Incorporation and the relevant provisions of law, if ordered by a court or if the Board of Directors, acting by a majority vote of a quorum of disinterested directors or upon the written opinion of independent legal counsel, determines that the director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Registrant, and, in criminal actions, had no reasonable cause to believe his conduct was unlawful.  In connection with actions by or in the right of the Registrant (derivative suits) as to which the director or officer is not successful, indemnification is permitted for expenses and amounts paid in settlement only if and to the extent that a court of competent jurisdiction deems proper, and indemnification for adverse judgments is not permitted.

Under the Registrant's Certificate of Incorporation and applicable provisions of law, the Board of Directors or the Registrant may advance expenses to a director or officer before final disposition of an action or proceeding upon receipt of an undertaking by the director or officer to repay the amount advanced if he is ultimately found not to be entitled to indemnification with respect thereto.

The Registrant's Certificate of Incorporation also provides that to the fullest extent permitted by law, subject only to the express prohibitions on limitation of liability set forth in Section 402(b) of the Business Corporation Law, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for any breach of duty as a director.

Pursuant to policies of directors' and officers' liability insurance, the directors and officers of the Registrant and its subsidiary banks are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers of such entities.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index.

Item 9.  Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4744052.2

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glens Falls, State of New York, on   June 10, 2008.

ARROW FINANCIAL CORPORATION

By: /s/ Thomas L. Hoy

Thomas L. Hoy,

President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Arrow Financial Corporation., hereby severally and individually constitute and appoint Thomas L. Hoy and Terry R. Goodemote and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Thomas L. Hoy Thomas L. Hoy	Chairman, President, Chief Executive Officer and Director	June 10, 2008
/s/ Terry R. Goodemote Terry R. Goodemote	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 10, 2008
/s/ Herbert O. Carpenter Herbert O. Carpenter	Director	June 10, 2008
/s/ John J. Carusone, Jr. John J. Carusone, Jr.	Director	June 10, 2008
/s/ Michael B. Clarke Michael B. Clarke	Director	June 10, 2008
/s/ Gary C. Dake Gary C. Dake	Director	June 10, 2008
/s/ Mary-Elizabeth T. FitzGerald Mary-Elizabeth T. FitzGerald	Director	June 10, 2008
/s/ Kenneth C. Hopper, M.D. Kenneth C. Hopper, M.D.	Director	June 10, 2008
/s/ David G. Kruczlnicki David G. Kruczlnicki	Director	June 10, 2008
/s/ David L. Moynehan David L. Moynehan	Director	June 10, 2008
/s/ John J. Murphy John J. Murphy	Director	June 10, 2008
/s/ Elizabeth O’C. Little Elizabeth O’C. Little	Director	June 10, 2008
/s/ Richard J. Reismanm, D.M.D. Richard J. Reisman, D.M.D.	Director	June 10, 2008

 EXHIBIT INDEX

Exhibit No.
3.1	Certificate of Incorporation of the Registrant, as amended, filed as Exhibit 3.(i) to the Registrant’s Form 10-K for the year ended December 31, 2007 and incorporated herein by reference.
3.4	By-laws of the Registrant, as amended, filed as Exhibit 3.(ii) to the Registrant’s Form 10-K for the year ended December 31, 2005 and incorporated here in by reference.
5.1*	Opinion re legality.
23.1*	Consent of Counsel (included in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm
24.1*	Power of Attorney (set forth on signature page hereto).
99.1	Arrow Financial Corporation 2008 Long-Term Incentive Plan, filed as Exhibit 10.1 to Registrant’s Form 8-K filed on May 6, 2008 and incorporated herein by reference.

*Filed herewith.